SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 21, 2006 (December 18, 2006)
Centrue Financial Corporation

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

0-28846	36-3145350

(Commission File Number)	(IRS Employer Identification No.)

122 West Madison Street
Ottawa, Illinois	61350

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (815) 431-2720
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     Effective December 18, 2006, the Centrue Financial Corporation (the “Company”) adopted a Non-Employee Directors’ Deferred Compensation Plan (the “Plan”). Pursuant to the Plan, a director may elect to receive his or her director fees either in cash on a quarterly basis with no deferral of income, or to defer receipt of all or a portion of such compensation until a time following termination of such director’s service on the board or age sixty-five. Amounts deferred are converted into phantom stock units with each such unit representing a share of the Company’s common stock plus any dividends. Distributions of amounts credited under the director’s account may be made in shares of the Company’s common stock or, at the election of the participating director, in cash.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.
Exhibit Number
10.1	Non-Employee Directors’ Deferred Compensation Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRUE FINANCIAL CORPORATION (Registrant)
By:	/s/ Kurt R. Stevenson
Kurt R. Stevenson, Interim Chief Operating Officer
and Chief Financial Officer

Dated: December 20, 2006

EXHIBIT INDEX
Exhibit Number
10.1	Non-Employee Directors’ Deferred Compensation Plan

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